Exhibit 4.1

Rio Tinto Finance (USA) Limited, (ABN 84 062 129 551)

Issuer

Rio Tinto Finance (USA) plc

Issuer

Rio Tinto plc

Guarantor

Rio Tinto Limited (ABN 96 004 458 404)

Guarantor

TO

The Bank of New York Mellon

Trustee

Amended and Restated Indenture

Dated as of July 2, 2001 and amended and restated as of March 16, 2012

Guaranteed Debt Securities

Rio Tinto Finance (USA) Limited,

Rio Tinto Finance (USA) plc,

Rio Tinto plc,

Rio Tinto Limited.

Certain Sections of this Indenture relating to Sections 310 through 318,

inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	608
610
§ 311(a)	613
(b)	613
§ 312(a)	701
702
(b)	702
(c)	702
§ 313(a)	703
(b)	703
(c)	703
(d)	703
§ 314(a)	704
(a)(4)	101
1005
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
§ 315(a)	601
(b)	602
(c)	601
(d)	601
(e)	514
§ 316(a)	101
(a)(1)(A)	502
512
(a)(1)(B)	513
(a)(2)	Not Applicable
(b)	508
(c)	104
§ 317(a) (1)	503
(a)(2)	504
(b)	1003
§ 318(a)	107

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

TABLE OF CONTENTS

Page
RECITALS OF THE ISSUERS	-1-
RECITALS OF THE GUARANTORSTO	-1-

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION	-1-

SECTION 101. Definitions	-1-
Act	-2-
Affiliate	-2-
control	-2-
Authenticating Agent	-2-
Authorized Newspapers	-2-
Board of Directors	-2-
Board Resolution	-2-
Business Day	-2-
Commission	-3-
Company Request	-3-
Consolidated Net Worth plus Minorities	-3-
Corporate Trust Office	-3-
Corporation	-3-
Covenant Defeasance	-3-
Defaulted Interest	-3-
Defeasance	-3-
Depositary	-3-
Encumbrance	-3-
Event of Default	-3-
Exchange Act	-3-
Expiration Date	-4-
Global Security	-4-
Guarantees	-4-
Guarantor	-4-
Holder	-4-
Indenture	-4-
interest	-4-
Interest Payment Date	-4-
International Financial Reporting Standards	-4-
Investment Company Act	-4-
Issuer	-4-
Joint Venture	-4-
Maturity	-4-
Notice of Default	-4-
Officer’s Certificate	-4-
Opinion of Counsel	-5-
Original Issue Discount Security	-5-
Outstanding	-5-

i

Paying Agent	-6-
Person	-6-
Place of Payment	-6-
Predecessor Security	-6-
Project Finance Borrowing	-6-
Property	-7-
Redemption Date	-7-
Redemption Price	-7-
Regular Record Date	-7-
Responsible Officer	-7-
Rio Tinto Group	-7-
Securities	-7-
Securities Act	-7-
Security Register and Security Registrar	-7-
Special Record Date	-7-
Stated Maturity	-7-
Subsidiary	-8-
Trust Indenture Act	-8-
Trustee	-8-
United States Person	-8-
U.S. Government Obligation	-8-
Vice President	-8-

SECTION 102. Compliance Certificates and Opinions	-8-

SECTION 103. Form of Documents Delivered to Trustee	-9-

SECTION 104. Acts of Holders; Record Dates	-9-

SECTION 105. Notices, Etc., to Trustee, Issuers and Guarantors	-11-

SECTION 106. Notice to Holders; Waiver	-12-

SECTION 107. Language of Notices, Etc.	-12-

SECTION 108. Conflict with Trust Indenture Act	-12-

SECTION 109. Effect of Headings and Table of Contents	-12-

SECTION 110. Successors and Assigns	-12-

SECTION 111. Separability Clause	-13-

SECTION 112. Benefits of Indenture	-13-

SECTION 113. Governing Law	-13-

SECTION 114. Saturdays, Sundays and Legal Holidays	-13-

SECTION 115. Appointment of Agent for Service	-13-

ARTICLE TWO

SECURITY FORMS	-14-

SECTION 201. Forms Generally	-14-

SECTION 202. Form of Face of Security	-15-

SECTION 203. Form of Reverse of Security	-16-

SECTION 204. Form of Legend for Global Securities	-21-

SECTION 205. Guarantee by Guarantors; Form of Guarantee	-22-

SECTION 206. Form of Trustee’s Certificate of Authentication	-26-

ARTICLE THREE

THE SECURITIES	-27-

SECTION 301. Amount Unlimited; Issuable In Series	-27-

SECTION 302. Denominations	-29-

SECTION 303. Execution, Authentication, Delivery and Dating	-29-

SECTION 304. Temporary Securities	-30-

SECTION 305. Registration, Registration of Transfer and Exchange	-31-

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities	-32-

SECTION 307. Payment of Interest; Interest Rights Preserved	-33-

SECTION 308. Persons Deemed Owners	-34-

SECTION 309. Cancellation	-34-

SECTION 310. Computation of Interest	-35-

SECTION 311. CUSIP Numbers	-35-

Section 312. Qualified Reopenings	-35-

ARTICLE FOUR

SATISFACTION AND DISCHARGE	-35-

SECTION 401. Satisfaction and Discharge of Indenture	-35-

SECTION 402. Application of Trust Money	-36-

ARTICLE FIVE

REMEDIES	-37-

SECTION 501. Events of Default	-37-

SECTION 502. Acceleration of Maturity; Rescission and Annulment	-38-

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee	-39-

SECTION 504. Trustee May File Proofs of Claim	-40-

SECTION 505. Trustee May Enforce Claims Without Possession of Securities	-40-

SECTION 506. Application of Money Collected	-40-

SECTION 507. Limitation on Suits	-41-

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest	-41-

SECTION 509. Restoration of Rights and Remedies	-41-

SECTION 510. Rights and Remedies Cumulative	-42-

SECTION 511. Delay or Omission Not Waiver	-42-

SECTION 512. Control by Holders	-42-

SECTION 513. Waiver of Past Defaults	-42-

SECTION 514. Undertaking for Costs	-43-

SECTION 515. Waiver of Usury, Stay or Extension Laws	-43-

ARTICLE SIX

THE TRUSTEE	-43-

SECTION 601. Certain Duties and Responsibilities	-43-

SECTION 602. Notice of Defaults	-43-

SECTION 603. Certain Rights of Trustee	-44-

SECTION 604. Not Responsible for Recitals or Issuance of Securities	-45-

SECTION 605. May Hold Securities	-45-

SECTION 606. Money held in Trust	-45-

SECTION 607. Compensation and Reimbursement	-46-

SECTION 608. Conflicting Interests	-46-

SECTION 609. Corporate Trustee Required; Eligibility	-47-

SECTION 610. Resignation and Removal; Appointment of Successor	-47-

SECTION 611. Acceptance of Appointment by Successor	-48-

SECTION 612. Merger, Conversion, Consolidation or Succession to Business	-49-

SECTION 613. Preferential Collection of Claims Against Issuers or Guarantors	-49-

SECTION 614. Appointment of Authenticating Agent	-50-

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEES, ISSUERS AND GUARANTORS	-52-

SECTION 701. Issuers and the Guarantors to Furnish Trustee Names and Addresses of Holders	-52-

SECTION 702. Preservation of Information; Communications to Holders	-52-

SECTION 703. Reports by Trustee	-52-

SECTION 704. Reports by Issuers and Guarantors	-53-

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE	-53-

SECTION 801. Issuers or Guarantors May Consolidate, Etc., Only on Certain Terms	-53-

SECTION 802. Successor Substituted	-54-

SECTION 803. Assumption by a Guarantor or Subsidiary of Issuers’ Obligations	-55-

ARTICLE NINE

SUPPLEMENTAL INDENTURES	-57-

SECTION 901. Supplemental Indentures Without Consent of Holders	-57-

SECTION 902. Supplemental Indentures With Consent of Holders	-58-

SECTION 903. Execution of Supplemental Indentures	-59-

SECTION 904. Effect of Supplemental Indentures	-59-

SECTION 905. Conformity with Trust Indenture Act	-59-

SECTION 906. Reference in Securities to Supplemental Indentures	-59-

v

ARTICLE TEN

COVENANTS	-60-

SECTION 1001. Payment of Principal, Premium and Interest	-60-

SECTION 1002. Maintenance of Office or Agency	-60-

SECTION 1003. Money for Securities Payments to Be Held in Trust	-60-

SECTION 1004. Additional Amounts	-61-

SECTION 1005. Statement by Officers as to Default	-64-

SECTION 1006. Existence	-64-

SECTION 1007. Limitations on Liens	-64-

SECTION 1008. Limitations on Sales & Leasebacks	-67-

SECTION 1009. Waiver of Certain Covenants	-67-

ARTICLE ELEVEN

REDEMPTION OF SECURITIES	-68-

SECTION 1101. Applicability of Article	-68-

SECTION 1102. Election to Redeem; Notice To Trustee	-68-

SECTION 1103. Selection by Trustee of Securities to Be Redeemed	-68-

SECTION 1104. Notice of Redemption	-69-

SECTION 1105. Deposit of Redemption Price	-69-

SECTION 1106. Securities Payable on Redemption Date	-69-

SECTION 1107. Securities Redeemed in Part	-70-

SECTION 1108. Optional Redemption Due to Changes in Tax Treatment	-70-

ARTICLE TWELVE

SINKING FUNDS	-71-

SECTION 1201. Applicability of Article	-71-

SECTION 1202. Satisfaction of Sinking Fund Payments with Securities	-71-

SECTION 1203. Redemption of Securities for Sinking Fund	-72-

ARTICLE THIRTEEN

DEFEASANCE AND COVENANT DEFEASANCE	-72-

SECTION 1301. Option of Issuers or Guarantors to Effect Defeasance or Covenant Defeasance	-72-

SECTION 1302. Defeasance and Discharge	-72-

SECTION 1303. Covenant Defeasance	-73-

SECTION 1304. Conditions to Defeasance or Covenant Defeasance	-73-

SECTION 1305. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions	-75-

SECTION 1306. Reinstatement	-76-

AMENDED AND RESTATED INDENTURE, dated as of March 16, 2012, among Rio Tinto Finance (USA) Limited (ABN 84 062 129 551), a corporation duly organized and existing under the laws of the State of Victoria, Australia, having its principal office at Level 33, 120 Collins Street, Melbourne, Victoria 3000, Australia, Rio Tinto Finance (USA) plc, a public limited company duly incorporated and existing under the laws of England, having its registered office at 2 Eastbourne Terrace, London W2 6LG, United Kingdom (each being referred to as an “Issuer” and together as the “Issuers”), Rio Tinto plc, a public limited company duly incorporated and existing under the laws of England, having its registered office at 2 Eastbourne Terrace, London W2 6LG, England and Rio Tinto Limited (ABN 96 004 458 404), a corporation duly organized and existing under the laws of the State of Victoria, Australia, having its principal office at Level 33, 120 Collins Street, Melbourne, Victoria 3000, Australia (each being referred to herein as a “Guarantor” and together as the “Guarantors”) and The Bank of New York Mellon, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the “Trustee”).

RECITALS OF THE ISSUERS AND THE GUARANTORS

Each Issuer, each Guarantor and the other parties named herein entered into an indenture dated July 2, 2001 (the “Original Indenture”) and such parties now wish to amend and restate the Original Indenture, it being acknowledged that this amended and restated indenture constitutes a supplemental indenture pursuant Section 901.

RECITALS OF THE ISSUERS

Each Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Issuers, in accordance with its terms, have been done.

RECITALS OF THE GUARANTORS

The Guarantors desire to make the guarantees provided for herein.

All things necessary to make this Indenture a valid agreement of the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with International Financial Reporting Standards as applied by Rio Tinto plc and Rio Tinto Limited, respectively;

(4) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(5) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” of (i) any company in the Rio Tinto Group means a Subsidiary of any such company and (ii) any specified Person other than a company in the Rio Tinto Group means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of Clause (ii) of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Newspapers” means a newspaper of general circulation in the relevant area, printed in the English language and customarily published on each business day, whether or not published on Saturdays, Sundays or holidays. Whenever successive weekly publications in an Authorized Newspaper are authorized hereunder, they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers.

“Board of Directors”, when used with reference to any Issuer or any Guarantor, means either the board of directors of either Issuer or either Guarantor, as the case may be, or any duly authorized committee of such board.

“Board Resolution”, when used with reference to any Issuer or any Guarantor, means a copy of a resolution certified by any Director of such Issuer or, in the case of a Guarantor, by any Director or the Secretary or an Assistant Secretary of such Guarantor to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee,

“Borrowing” means monies borrowed or raised and any guarantee, indemnity or other assurance against (or other arrangement intended to prevent or limit) loss in respect of the Borrowings of any Person.

“Business Day”, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or in New York City are authorized or obligated by law or executive order to close.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company Request” or “Company Order” means a written request or order signed in the name of the Issuer of the relevant series of Securities by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, or by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary (or an attorney in fact of one of those persons), or in the case of a Guarantor, in the name of that Guarantor by any Director, Secretary or Finance Director of such Guarantor, each delivered to the Trustee.

“Consolidated Net Worth plus Minorities” means, with respect to the Guarantors and their Subsidiaries (Accounting) considered as an entirety, the aggregate amount for the time being paid up or credited as paid up on the issued share capital of the Guarantors, plus the amount standing to the credit (or, as the case may be, minus the amount standing to the debit) of the consolidated profit and loss account of the Guarantors and their Subsidiaries (Accounting) as at the end of the latest financial year (or half year) for which financial statements of the Guarantors and their Subsidiaries (Accounting) have been published, plus any other consolidated reserves of the Guarantors and their Subsidiaries (Accounting) (including any share premium account or capital redemption reserve), plus all amounts that have been written off (to profit and loss account or other reserves) in respect of goodwill (as defined under International Financial Reporting Standards), plus (to the extent not already included) the amount attributable to the interests of outside holders of issued share capital in any of the Guarantors’ Subsidiaries (Accounting). For the purposes of this definition, all items shall be calculated on a consolidated basis in accordance with International Financial Reporting Standards and (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified in this definition) shall be as shown in the latest published consolidated balance sheet of the Guarantors and their Subsidiaries (Accounting).

“Corporate Trust Office” means the principal office of the Trustee in the Borough of Manhattan, New York City at which at any particular time its corporate trust business shall be administered, which office at the date of initial execution of this Indenture is 101 Barclay Street, 4E, New York, New York 10286.

“Corporation” means a corporation, association, company, joint-stock company or business trust.

“Covenant Defeasance” has the meaning specified in Section 1303.

“Defaulted Interest” has the meaning specified in Section 307.

“Defeasance” has the meaning specified in Section 1302.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301.

“Encumbrance” means any mortgage, pledge, security interest or lien.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 104.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 204 (or such legend as may be specified as contemplated by Section 301 for such Securities).

“Guarantees” means any of the joint and several Guarantees of the Guarantors endorsed on any Security authenticated and delivered pursuant to this Indenture (as may be specified as contemplated by Section 301 for such Securities) and shall include the form of Guarantee set forth in Section 205.

“Guarantor” means either of the Persons named as a “Guarantor” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Guarantor” shall mean such successor Person.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“International Financial Reporting Standards” shall mean International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Issuers” means the Persons named as the “Issuers” in the first paragraph of this instrument and “Issuer” means either of them, as the case may be, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Joint Venture”, means a partnership, corporation, joint venture or unincorporated organization or association whose business or activities substantially consist of or are related to the exploration, development, mining and/or exploitation (including processing and marketing) of base and precious metals, other minerals, petroleum or any other materials whatsoever.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 501(4).

“Officer’s Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, any Director, the Treasurer or the

Secretary (or an attorney-in-fact of one of those persons) of the Issuer of the relevant series of Securities or, in the case of a Guarantor, by any Director, the Secretary or the Treasurer of such Guarantor, in each case delivered to the Trustee. An officer signing an Officer’s Certificate given pursuant to Section 1005 shall be the principal executive, financial or accounting officer of the Issuer of the relevant series of Securities or the applicable Guarantor, as the case may be.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for any of the Issuers, any of the Guarantors, or other counsel acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer of such Securities or a Guarantor) in trust or set aside and segregated in trust by an Issuer or a Guarantor (if the Issuer of such Securities or a Guarantor shall act as its own or their own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities as to which Defeasance has been effected pursuant to Section 1302; and

(4) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser (as defined in Article 8 of the Uniform Commercial Code) in whose hands such Securities are valid obligations of the Issuer of such Securities;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by the Issuer of such Securities, any of the Guarantors or any other obligor upon the Securities or any Affiliate of the Issuer of such Securities, a Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the

Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer of such Securities, any of the Guarantors or any other obligor upon the Securities or any Affiliate of the Issuer of such Securities, any of the Guarantors or of such other obligor.

“Paying Agent” means any Person authorized by an Issuer to pay the principal of or any premium or interest on any Securities on behalf of such Issuer and which initially shall be the Trustee.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Project Finance Borrowing” means any indebtedness for borrowed money to finance a project:

(1)	which is borrowed or raised by a single purpose company (whether or not a Guarantor or an Issuer) whose principal assets and business are constituted by such project and whose liabilities in respect of such indebtedness are not directly or indirectly the subject of a guarantee, indemnity or any other form of assurance, undertaking or financial support from any Guarantor or any Issuer except as expressly provided for in paragraph (2)(iii) below; or

(2)	in respect of and in connection with which the Person or Persons making such indebtedness for borrowed money available to the relevant borrower (whether or not a Guarantor or an Issuer) have no recourse whatsoever to any Guarantor or any Issuer for the repayment of or repayment of any sum relating to such indebtedness other than:

(i)	recourse to the borrower for amounts limited to the aggregate cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such project; and/or

(ii)	recourse to the borrower for the purpose only of enabling amounts to be claimed in respect of such indebtedness upon an enforcement of an Encumbrance given by the borrower over the assets comprised in such project and/or by any shareholder or the like in the borrower over its shares or the like in the capital of the borrower to secure such indebtedness and/or any recourse permitted by (iii) below, provided that (A) the extent of such recourse to the borrower is limited solely to the amount of any recoveries made on any such enforcement, and (B) such Person or Persons are not entitled, by virtue of any right or claim arising out of or in connection with such indebtedness, to commence proceedings for the winding up or dissolution of the borrower or to appoint or procure the appointment of any receiver, trustee or similar person or official in respect of the borrower or any of its assets (save for the assets the subject of such Encumbrance); and/or

(iii)	recourse to the borrower generally, or directly or indirectly to any Guarantor or any Issuer under a guarantee, indemnity or other form of assurance, undertaking or financial support, which (A) is limited to a claim for damages for breach of an obligation (not being a payment obligation) of the Person against whom such recourse is available, and/or (B) entitles the creditor for such indebtedness, upon default by the borrower, such Person or any other Person, to require a payment to be made (whether to or for the benefit of such creditor, the borrower or another Person) provided that, in the case of (B), where such payment is capable of being for an amount which is material either alone or as a percentage of the indebtedness financing the project, such recourse is capable of being called on only during the period prior to practical completion of the project or of that portion of the project being financed by such indebtedness.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under International Financial Reporting Standards.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the corporation trust department of the Trustee having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Rio Tinto Group” means the group comprising Rio Tinto plc (or its successors) and its Subsidiaries from time to time and Rio Tinto Limited (or its successors) and its Subsidiaries from time to time.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee and the Issuer of the relevant series of Securities pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means (i) in relation to Rio Tinto Finance (USA) Limited, Rio Tinto Limited (or its successors) or any Subsidiary of Rio Tinto Limited, any company which is a subsidiary of Rio Tinto Finance (USA) Limited, Rio Tinto Limited (or any of their respective successors) or that Subsidiary within the meaning ascribed to the term “subsidiary” in Section 9 of the Corporations Law of Australia and (ii) in relation to Rio Tinto Finance (USA) plc, Rio Tinto plc or any Subsidiary of Rio Tinto plc, any company which is a subsidiary of Rio Tinto Finance (USA) plc, Rio Tinto plc (or any of their respective successors) or that Subsidiary within the meaning ascribed to the term “subsidiary” in Section 1159 of the Companies Act 2006 of Great Britain, provided that where such term is followed immediately by “(Accounting)” it shall mean any company, corporation or other entity which either is a Subsidiary in accordance with the foregoing or is treated in the consolidated accounts of any Guarantor as being a subsidiary or subsidiary undertaking of such Guarantor.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“United States Person” means any Person who, for United States Federal income tax purposes, is a citizen or resident, a domestic corporation, an estate whose income is subject to taxation regardless of its source or a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States Persons are authorized to control all substantial decisions of the trust.

“U.S. Government Obligation” has the meaning specified in Section 1304.

“Vice President”, when used with respect to an Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

SECTION 102. Compliance Certificates and Opinions.

Upon any application or request by any Issuer or any Guarantor to the Trustee to take or refrain from taking any action under any provision of this Indenture, such Issuer or such Guarantor shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of any Issuer or any Guarantor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 1005) shall include

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of any Issuer or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of any Issuer or any Guarantor stating that the information with respect to such factual matters is in the possession of such Issuer or such Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to each of the Issuers and to each of the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Issuers and the Guarantors, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or any Issuer or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

The Issuer of a series of Securities and the Guarantors may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Issuer of such Securities and the Guarantors may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Issuer of such Securities or the Guarantors from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuer of the relevant series of Securities or any Guarantor, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by

Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the expense of the Issuer of the relevant series of Securities, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to such Issuer in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other parties hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105. Notices, Etc., to Trustee, Issuers and Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by any of the Issuers or any of the Guarantors shall be sufficient for every purpose hereunder if made, given, furnished or filed or mailed first-class postage prepaid in writing to or with the Trustee at its Corporate Trust Office, Attention: International Corporate Trust, or

(2) any of the Issuers or any of the Guarantors by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed to such Issuer or such Guarantor, international air mail postage prepaid and addressed to such party at its respective registered office specified in the first paragraph of this instrument to the attention of its Secretary, or at such other registered address previously furnished in writing to the Trustee by such Issuer or such Guarantor.

The Trustee may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the Trustee shall not be liable for any loss, liability or expense of any kind incurred by the Issuers or the Holders due to the Trustee’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such losses have not arisen from the negligence or wilful misconduct of the Trustee, it being understood that the failure of the Trustee to verify or confirm that the person providing the instructions or directions, is, in fact, an authorized person does not constitute negligence or wilful misconduct.

SECTION 106. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

SECTION 108. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 109. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 110. Successors and Assigns.

All covenants and agreements in this Indenture by an Issuer or a Guarantor shall bind its successors and assigns, whether so expressed or not.

SECTION 111. Separability Clause.

In case any provision in this Indenture or in the Securities or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 112. Benefits of Indenture.

Nothing in this Indenture or in the Securities or the Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 113. Governing Law and Waiver of Trial by Jury.

This Indenture, the Securities and the Guarantees shall be governed by and construed in accordance with the law of the State of New York without regard to principles of conflicts of law.

Each of the parties hereto, and the holders by acceptance of any Securities issued hereunder, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to a trial by jury in any legal proceeding among the parties hereto arising out of or relating to this Indenture, the Securities, the Guarantees or the transaction contemplated hereby or thereby.

SECTION 114. Saturdays, Sundays and Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided that no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 115. Appointment of Agent for Service.

By the execution and delivery of this Indenture, each Issuer and each Guarantor hereby severally appoints Rio Tinto Services Inc. as its agent upon which process may be served in any legal action or proceeding which may be instituted in any Federal or State court in the Borough of Manhattan, New York City, arising out of or relating to the Securities, the Guarantees or this Indenture, but for that purpose only, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such proceeding. Service of process upon such agent at the office of such agent at 80 State Street, Albany, NY 12207-2543, and written notice of said service to each of the Issuers and each of the Guarantors by the Person serving the same addressed as provided by Section 105, shall be deemed in every respect effective service of process upon the Issuers and the Guarantors, respectively, in any such legal action or proceeding, and the Issuers and the Guarantors, respectively, hereby submit to the nonexclusive jurisdiction of any such court in which any such legal action or proceeding is so instituted. Such appointment shall be irrevocable so long as the Holders of Securities shall have any rights pursuant to the terms thereof or of this Indenture until the appointment of a successor by any of the Issuers or any of the Guarantors, as the case may be, with the consent of the Trustee and such successor’s acceptance of such appointment. Each of the Issuers and each of the Guarantors further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such agent or successor until this Indenture has been satisfied, discharged or defeased in accordance with Article Four or Article Thirteen hereof.

ARTICLE TWO

SECURITY FORMS

SECTION 201. Forms Generally.

The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer of such Securities and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

The Guarantees by the Guarantors to be endorsed on the Securities of each series shall be substantially in the form set forth in Section 205, or as shall be established by or pursuant to Board Resolutions of each of the Guarantors, or in one or more indentures supplemental hereto, pursuant to Section 301, in each case with such appropriate insertions, omissions, substitutions and other corrections as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the directors or officers delivering such Guarantees, all as evidenced by such delivery. Any such legends or endorsements not contained in the form of the Security as set forth in Section 202 or 203 or in the form of the Guarantee as set forth in Section 205 shall be delivered in writing or by facsimile to the Trustee.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Form of Face of Security.

[INSERT ANY REQUIRED ORIGINAL ISSUE DISCOUNT LEGEND]

[RIO TINTO FINANCE (USA) LIMITED/RIO TINTO FINANCE (USA) PLC]

[TITLE OF SECURITY]

PAYMENT OF PRINCIPAL, [PREMIUM, IF ANY]

AND INTEREST GUARANTEED BY RIO TINTO PLC

AND RIO TINTO LIMITED

No.	$
		[CUSIP No.	]

[Rio Tinto Finance (USA) Limited (ABN 84 062 129 551), a corporation duly organized and existing under the laws of the State of Victoria, Australia/Rio Tinto Finance (USA) plc, a public limited company duly incorporated and existing under the laws of England] (herein called the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ………………………………………, or registered assigns, the principal sum of ……………………………………. Dollars on …………………………………… [if the Security is to bear interest prior to Maturity, insert —, and to pay interest thereon from ………… or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on ………… and ………… in each year, commencing …………, at the rate of ….% per annum, until the principal hereof is paid or made available for payment [if applicable, insert —, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of ….% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the …………or ………… (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security and any overdue premium shall bear interest at the rate of ….% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of ….% per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]

Payment of the principal of (and premium, if any) and [if applicable, insert — any such] interest on this Security will be made at the office or agency of the Issuer maintained for that purpose in …………, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert —; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

[if applicable, insert — All payments of, or in respect of, principal of and any premium and interest on this Security, shall be made without withholding or deduction for, or on account of, any present of future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of [Australia/the United Kingdom] or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by [Australia/the United Kingdom] or any such subdivision or authority to be withheld or deducted. In that event, the Issuer will pay such additional amounts (as described in Section 1004 of the Indenture) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to the Holder of this Security had no such withholding or deduction been required, subject to certain exceptions as set forth in Article Ten of the Indenture.]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

[Rio Tinto Finance (USA) Limited/Rio Tinto Finance (USA) plc]

By
Name: Title:

Attest:

By
Name: Title:

SECTION 203. Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Amended and Restated

Indenture, dated as of July 2, 2001 and amended and restated as of………, 2012 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among Rio Tinto Finance (USA) Limited, a corporation duly organized and existing under the laws of the State of Victoria, Australia, Rio Tinto Finance (USA) plc, a public limited company duly incorporated and existing under the laws of England, Rio Tinto plc, a public limited company duly incorporated and existing under the laws of England, Rio Tinto Limited, a corporation duly organized and existing under the laws of the State of Victoria, Australia, (each being referred to herein as a “Guarantor”, which term includes any Successor Persons under the Indenture referred to herein and together the “Guarantors”) and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert —, limited in aggregate principal amount to $............].

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, [if applicable, insert — (1) on ......... in any year commencing with the year ........... and ending with the year .......... through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert — on or after ........... 20..], as a whole or in part, at the election of the Issuer, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert — on or before ............, …%, and if redeemed] during the 12-month period beginning ............ of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to ….% of the principal amount, together in the case of any such redemption [if applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, (1) on .......... in any year commencing with the year ........... and ending with the year ........... through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert — on or after ...........], as a whole or in part, at the election of the Issuer, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning ........... of the years indicated.

Year	Redemption Price For Redemption Through Operation of the Sinking Fund	Redemption Price For Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to ….% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — Notwithstanding the foregoing, the Issuer may not, prior to ..........., redeem any Securities of this series as contemplated by [if applicable, insert — Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Issuer (calculated in accordance with generally accepted financial practice) of less than ….% per annum.]

[If applicable, insert — The sinking fund for this series provides for the redemption on ......... in each year beginning with the year ............ and ending with the year ........... of [if applicable, insert — not less than $............ (“mandatory sinking fund”) and not more than] $............ aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Issuer otherwise than through [if applicable, insert — mandatory] sinking fund payments may be credited against subsequent [if applicable, insert — mandatory] sinking fund payments otherwise required to be made [if applicable, insert —, in the inverse order in which they become due].]

[The Securities may be redeemed at the option of the Issuer or any of the Guarantors in whole, but not in part, at any time at the Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption [if the Security is an Original Issue Discount Security, insert formula for determining amount], if the Issuer or a Guarantor determines that if, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the jurisdiction (or of any political subdivision or taxing authority thereof or therein) in which the Issuer or any of the Guarantors is incorporated or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after             , (i) the Issuer or any of the Guarantors is or would be required to pay additional amounts of interest with respect to the Securities or Guarantees on the next succeeding Interest Payment Date as set forth in the Guarantee endorsed hereon (or in a supplemental indenture) or (ii) any Guarantor or any Subsidiary of any Guarantor is or would be required to deduct or withhold tax on any payment to the Issuer to enable the Issuer to make any payment of principal or interest in respect of the Securities and, in each case, the payment of such additional amounts in the case of (i) above or such deduction or withholding in the case of Clause (ii) above cannot be avoided by the use of any reasonable measures available to the Issuer, any relevant Guarantor or Subsidiary.]

[The Securities may also be redeemed in whole, but not in part, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption [if the Security is an Original Issue Discount Security, insert formula for determining amount] if the Person formed by a consolidation of any of the Guarantors or into which any of the Guarantors is merged or to which any of the Guarantors conveys, transfers or leases its properties and assets substantially as an entirety is required to pay a Holder additional amounts in respect of any tax, assessment or governmental charge imposed on any such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such consolidation, merger, conveyance, transfer or lease.]

[The Redemption Price of the Securities shall be equal to the applicable percentage of the principal amount at Stated Maturity set forth below:

If Redemption During the 12-Month Period Commencing	Redemption Price
, 20
, 20

together with, in each case (except if the Redemption Date shall be a                     ), an amount equal to the applicable Redemption Price multiplied by a fraction the numerator of which is the number of days from but not including the preceding to and including the Redemption Date multiplied by the difference between the Redemption Price applicable during the 12 months beginning on the                     following the Redemption Date (or, in the case of a Redemption Date after                     , 100%) and the Redemption Price applicable on the Redemption Date and the denominator of which is the total number of days from but not including the                     preceding the Redemption Date to and including the next succeeding                     . [The Issuer will also pay to each eligible Holder, or make available for payment to each such Holder, on the Redemption Date any additional amounts (as set forth [on the face hereof or] in the Guarantee endorsed hereon) resulting from the payment of such Redemption Price.]]

Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days period to the dated fixed for redemption, all as provided in the Indenture.

[If the Security is subject to redemption of any kind, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If applicable, insert — The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Security ] [or] [certain restrictive covenants and Events of Default with respect to this Security ] [, in each case] upon compliance with certain conditions set forth in the Indenture.]

[If the Security is not an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Issuer’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer or the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, no Holder of any Security of this series will have the right to institute any proceeding with respect to the Indenture, the Guarantee endorsed hereon, this Security or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $.......... and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer or exchange, the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[Insert Form of Guarantee]

SECTION 204. Form of Legend for Global Securities.

Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO. AS THE NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”). UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO [RlO TlNTO FINANCE (USA) LIMITED/RIO TINTO FINANCE (USA) PLC] OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SECTION 205. Guarantee by Guarantors; Form of Guarantee.

Each Guarantor by its execution of this Indenture hereby agrees with each Holder of a Security of each series authenticated and delivered by the Trustee, and with the Trustee on behalf of each such Holder and each such Holder, to be unconditionally bound by the terms and provisions of the Guarantee set forth below and authorizes the Issuer of the relevant series of Securities, in the name and on behalf of such Guarantor, to confirm such Guarantee to the Holder of each such Security by its execution and delivery of each such Security, with such Guarantee endorsed thereon, authenticated and delivered by the Trustee. When delivered pursuant to the provisions of Section 303 hereof, Guarantees so set forth on the Securities shall bind the Guarantors notwithstanding the fact that the Guarantee does not bear the signature of the Guarantors.

Guarantees to be endorsed on the Securities shall, subject to Section 201, be in substantially the form set forth below:

GUARANTEE

Rio Tinto plc, a public limited company incorporated under the laws of England, having its registered office at 2 Eastbourne Terrace, London W2 6LG, United Kingdom, and Rio Tinto Limited (ABN 96 004 458 404), a corporation incorporated under the laws of the State of Victoria, Australia, having its principal office at Level 33, 120 Collins Street, Melbourne, Victoria 3000, Australia (each being referred to herein as a “Guarantor”, which term includes any successor Person under the Indenture referred to in the Security upon which this Guarantee is endorsed, and together, the “Guarantors”), for value received hereby unconditionally guarantee to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder the due and punctual payment of the principal of, premium, if any, and interest on such Security (including any additional amounts payable pursuant to Section 1004 of the Indenture in respect thereof) and the due and punctual payment of the sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable (subject to any period of grace provided with respect thereto), whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein and any other payment of interest under the Indenture. In the case of the failure of [Rio Tinto Finance (USA) Limited, a corporation organized under the laws of the State of Victoria, Australia/Rio Tinto Finance (USA) plc, a public limited company incorporated under the laws of England] (herein called the “Issuer”, which term includes any successor Person under such Indenture), punctually to make any such payment of principal, premium, if any, or interest or any sinking fund or analogous payment, the Guarantors hereby, jointly and severally, agree to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer. The obligations of the Guarantors under this Guarantee shall be joint and several.

[If applicable, insert — Each of the Guarantors hereby further agrees, subject to the limitations and exceptions set forth below, that if any deduction or withholding for any present or future taxes, assessments or other governmental charges of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which such Guarantor is incorporated shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amount to be paid by such Guarantor under this Guarantee, then such Guarantor will pay to the Holder of a Security such additional amounts as may be necessary in order that the net amounts paid to the Holder of such Security who, with respect to any such tax, assessment, or other governmental charge, is not resident in such jurisdiction, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such Holder is entitled; provided however, that such Guarantor shall not be required to make any payment of additional amounts (i) if the Holder is a United States Person, for or on account of any such tax, assessment or other governmental charge imposed by the United States or any political subdivisions or taxing authority thereof or therein, (ii) for or on account of:

(a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c) any tax, assessment, or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of, premium, if any, or interest on, the Securities;

(d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Security with a request of the Issuer or the applicable Guarantor addressed to the Holder (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of Clause (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(e) in the case of a payment made by Rio Tinto plc under the Guarantees, any tax, assessment or other governmental charge imposed as a result of the Security being presented for payment in the United Kingdom unless presentment could not have been made elsewhere;

(f) any withholding or deduction imposed on a payment to an individual which is required to be made pursuant to any law implementing European Council Directive 2003/48/EC on the taxation of savings income or any other Directive implementing the conclusions of ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

(g) any withholding or deduction required to be made with respect to a Security presented for payment by or on behalf of a Holder of such Security who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a member state of the European Union; or

[(h) any withholding or deduction required to be paid on the interest (as defined in Section 128A(IAB) of the Income Tax Assessment Act of 1936 of Australia (the “Australian Tax Act”) and which, among other things, includes amounts in the nature of, or in substitution for, interest) payable on the debt security because the Holder of a Security is an “associate” of Rio Tinto Finance (USA) Limited (as that term is defined in section 128F(9) of the Australian Tax Act);]

(i) any withholding or deduction for which a determination is made by the Australian Commissioner of Taxation that the withholding or deduction is payable because the Holder has participated in a scheme to avoid withholding tax provided that neither the Issuer nor any Guarantor participated in or was a party to such scheme; or

(j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) or (i);

nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any or any interest on any Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of the Security.]

Each of the Guarantors hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of each of the Guarantors, increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 502 of such Indenture. Each of the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of a merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment require under such Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest on such Security.

Each of the Guarantors shall be subrogated to all rights of the Holder of such Security and the Trustee against the Issuer in respect of any amounts paid to such Holder by such Guarantor pursuant to the provisions of this Guarantee, provided, however, that such Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest on all Securities of the same series issued under such Indenture shall have been paid in full.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantors, which is absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest on, and any sinking fund or analogous payments with respect to, the Security upon which this Guarantee is endorsed.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

The Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of the State of New York.

Executed and dated the date on the face hereof.

Rio Tinto plc
By:
Name:
Title:

Attest:
By:
Name:
Title:

RIO TINTO LIMITED
By:
Name:
Title:

Attest:
By:
Name:
Title:

SECTION 206. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon,
As Trustee

By
Authorized Officer

ARTICLE THREE

THE SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution of the Issuer of the relevant series of Securities and the Guarantors, as appropriate, and, subject to Section 303, set forth, or determined in the manner provided, in an Officer’s Certificate of such Issuer, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4) the date or dates on which the principal of any Securities of the series is payable;

(5) the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

(6) the place or places where, subject to the provisions of Section 1002, the principal of and any premium and interest on any Securities of the series shall be payable, Securities of the series may be surrendered for exchange and notices and demands to or upon the Issuer or any Guarantor in respect of any Securities of the series and this Indenture may be served;

(7) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Issuer of such Securities or the Guarantors (including the period referred to in Section 1108) and, if other than by a Board Resolution, the manner in which any election by such Issuer to redeem the Securities shall be evidenced;

(8) other than with respect to any redemption of Securities pursuant to Section 1108, the obligation, if any, of the Issuer of such Securities to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(10) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 101;

(12) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Issuer of the relevant series of Securities or the Guarantors or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(13) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(14) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(15) the forms of the Securities of the series and the Guarantees to be endorsed thereon;

(16) if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 1302 or Section 1303 or both such Sections and, if other than by a Board Resolution, the manner in which any election by the Issuer of such Securities to defease such Securities shall be evidenced;

(17) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 204 and any circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(18) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

(19) any addition to or change in the covenants set forth in Article Ten which applies to Securities of the series;

(20) if additional amounts, pursuant to Section 1004, will be payable by any Guarantor; and

(21) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officer’s Certificate referred to above or in any such indenture supplemental hereto.

If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution of the Issuer of the relevant series of Securities or any Guarantor, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of such Issuer or by any Director or the Secretary or an Assistant Secretary of any Guarantor, as the case may be and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.

SECTION 302. Denominations.

The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Issuer of the relevant series of Securities by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, or any other duly authorized officer of such Issuer or any other person specifically authorized by the Board of Directors. The signature of any of these officers or authorized persons on the Securities may be manual or facsimile.

Securities or Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer of such Securities or the relevant Guarantor, as the case may be, shall bind such Issuer, or the relevant Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or the delivery of such Guarantees or did not hold such offices at the date of such Securities or Guarantees.

At any time and from time to time after the execution and delivery of this Indenture, an Issuer may deliver Securities of any series executed by such Issuer and having endorsed thereon Guarantees to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities and a Company Order from any Guarantor approving the delivery of the Guarantees endorsed thereon, and the Trustee in accordance with the Company Order shall authenticate and make available for delivery such Securities having such Guarantees endorsed thereon. If the form or terms of the Securities of the series and the Guarantees have been established by or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities and Guarantees, and accepting the additional responsibilities under this Indenture in relation to such Securities and Guarantees, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

(1) if the forms of such Securities and Guarantees have been established by or pursuant to Board Resolution as permitted by Section 201, that such forms have been established in conformity with the provisions of this Indenture;

(2) if the terms of such Securities and Guarantees have been established by or pursuant to Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

(3) that such Securities and Guarantees, when authenticated and made available for delivery by the Trustee and issued by the Issuer of such Securities and the Guarantors in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of such Issuer and the Guarantors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security or Guarantee shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or facsimile signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security or Guarantee has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer of such Securities, and such Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees endorsed thereon on behalf of the Guarantors.

SECTION 304. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Issuer of such Securities may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities and having endorsed thereon Guarantees of the Guarantors, substantially in the tenor of the definitive Guarantees in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Issuer of such Securities will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of such Issuer in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuer of such Securities shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount which have endorsed thereon the Guarantees of the Guarantors. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

SECTION 305. Registration, Registration of Transfer and Exchange.

Each Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of such Issuer in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Issuer of such Securities in a Place of Payment for that series, such Issuer shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, each such Security having endorsed thereon Guarantees of the Guarantors.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, each such Security having endorsed thereon Guarantees of the Guarantors, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuer of such Securities shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer of such Securities and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities and Guarantees surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer of such Security or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to such Issuer and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing or by facsimile.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuer of such Securities may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Issuer of such Securities shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Issuer of such Global Security and the Guarantors that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (C) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.

(3) Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4) Every Security authenticated and made available for delivery upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 304, 306, 906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Issuer of such Security shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of the same series and of like tenor and principal amount having endorsed thereon Guarantees and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer of the relevant series of Securities and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to such Issuer, any Guarantor or the Trustee that such Security has been acquired by a protected purchaser, such Issuer shall execute and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount having endorsed thereon a Guarantee and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer of such Security in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Issuer of such Security may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer of such Security and the Guarantors, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and, at the option of the Issuer of such Securities, may be paid by check mailed to the address of the Person as it appears in the Security Register.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer of such Security, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Issuer of such Security may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer of such Security shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time such Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted interest as in this Clause provided. Thereupon the Trustee, upon consultation with the Issuer of such Security, shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Security of such Special Record Date and, in the name and at the expense of such Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Issuer of such Security may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by such Issuer to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Issuer of such Security, any Guarantor, the Trustee and any agent of such Issuer, a Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 305 and Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither such Issuer, any Guarantor, the Trustee nor any agent of such Issuer, a Guarantor or the Trustee shall be affected by notice to the contrary.

SECTION 309. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuer of such Securities or any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which such Issuer or such Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which such Issuer has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.

SECTION 310. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311. CUSIP Numbers.

The Issuer of the relevant series of Securities in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee, in writing, of any change in the CUSIP or other similar numbers.

SECTION 312. Qualified Reopenings.

The Issuer of the relevant series of Securities may from time to time, without the consent of the Holders of such series of Securities, create and issue further Securities so that the further issue is consolidated and forms a single series with such series of Securities, provided that such further issue constitutes a “qualified reopening” for U.S. Federal income tax purposes or such further Securities are issued with not more than a de minimis amount of original issue discount for U.S. Federal income tax purposes

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

This Indenture shall upon a Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and the obligation of any Issuer or any Guarantor to pay any additional amounts as contemplated by Section 1004), and the Trustee, at the expense of the Issuer of such Securities, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer of such Securities or any Guarantor and thereafter repaid to such Issuer or any Guarantor or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer of such Securities, and such Issuer, in the case of Clause (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) such Issuer or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Issuers; and

(3) such Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of each Issuer and the Guarantors to the Trustee under Section 607, the obligations of each Issuer to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including any Issuer or any Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest or any additional amounts upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of or any premium on any Security of that series at its Maturity and, in the case of technical or administrative difficulties (as certified to the Trustee in an Officer’s Certificate delivered at such Maturity), only if such default persists for a period of more than three Business Days; or

(3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series and continuance of such default for a period of 30 days or, if longer, beyond any period of grace provided with respect thereto; or

(4) default in the performance, or breach, of any covenant or warranty of the Issuer of that series or any Guarantor in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, by the Trustee or to the Issuer of that series, the Guarantors and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer of that series or any Guarantor in an involuntary case or proceeding under any applicable Australian or English bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Issuer of that series or any Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking the involuntary reorganization, arrangement, adjustment or composition of or in respect of the Issuer of that series or any Guarantor under any applicable Australian or English law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, administrator or other similar official of the Issuer of that series or any Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6) the commencement by the Issuer of that series or any Guarantor of a voluntary case or proceeding under any applicable Australian or English bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Issuer of that series or any Guarantor in an involuntary case or proceeding under any applicable Australian or English bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Australian or English law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer of that series or any Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing or by facsimile of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer of that series or any Guarantor in furtherance of any such action provided, that with respect to any Guarantor this clause (6) shall not apply to a voluntary winding up, for the purposes of a corporate reconstruction carried out in accordance with Australian or English statutory requirements and which results immediately thereafter (in the case of such a voluntary winding up of such Guarantor) in a legal entity which is liable under the Guarantees, and which owns substantially those assets of such Guarantor which such Guarantor owned immediately before such reconstruction occurred; or

(7) any Borrowing, other than the Securities or Guarantees, of the Issuer of that series or the Guarantors having an outstanding principal amount of at least U.S.$50,000,000 or its equivalent in any other currency or currencies (the “specified amount”) having payment accelerated by reason of default by the Issuer of that series or, as the case may be, any Guarantor in accordance with the terms relating to such Borrowing and steps being taken to obtain repayment thereof; or, after any period of grace originally applicable, in relation to any Borrowings having an outstanding principal amount of at least the specified amount (i) the Issuer of that series or any Guarantor defaulting in the payment, when due and called upon, of any Borrowing of a principal amount of at least the specified amount or in the honoring of any guarantee or indemnity in respect of any Borrowing of a principal amount of at least the specified amount of others and steps being taken to enforce the same or (ii) any mortgage, pledge or other charge granted by the Issuer of that series or any Guarantor becoming enforceable and steps being taken to enforce the same; or

(8) any other Event of Default provided with respect to Securities of that series.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(5) or 501(6)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series and any interest accrued thereon (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Issuer of that series and the Guarantors (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and any interest accrued thereon shall become immediately due and payable. If an Event of Default specified in Section 501(5) or 501 (6) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series and any interest accrued thereon (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Issuer of that series, the Guarantors and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Issuer of that series or the Guarantors have paid or deposited with the Trustee a sum sufficient to pay

(A) all overdue interest on all Securities of that series,

(B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest accrued thereon at the rate or rates prescribed therefor in such Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

Each Issuer covenants that if

(1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof and such default continues for a period of seven Business Days,

such Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to any Issuer, any Guarantor or any other obligor upon the Securities, or the property of any Issuer, any Guarantor or other obligor or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD: To the payment of the balance, if any, to the Issuer of that series or any other Person or Persons, including the Guarantors, legally entitled thereto.

SECTION 507. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Guarantees, the Securities or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series specifying such Event of Default and stating that such notice is a “Notice of Default” hereunder;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer of the relevant series, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

Subject to Section 502(1)(D) hereof, the Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may, by written notice to the Trustee, on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1) in the payment of the principal of or any premium or interest on any Security of such series, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by any Issuer or any Guarantor, in any suit instituted by the Trustee, in any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or in any suit instituted by any Holder for the enforcement of the payment of the principal of or any premium or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 515. Waiver of Usury, Stay or Extension Laws.

Each Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602. Notice of Defaults.

If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603. Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of any Issuer or any Guarantor mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors of any Issuer or any Guarantor shall be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(4) the Trustee may consult with counsel of its selection and the advice of such counsel, confirmed in writing, or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of any Issuer or any Guarantor, personally or by agent or attorney provided that the Trustee shall not be entitled to such information which any Issuer or any Guarantor is prevented from disclosing by law or contract;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, provided, that, subject to Section 601 and this Section 603, no provision of this Indenture shall be construed to relieve the Trustee for liability for its own negligent action, its own negligent failure to act or its own wilful misconduct; and

(9) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities.

(10) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds and/or adequate indemnity against such risk or liability is not satisfactorily assured to it.

(11) In no event shall the Trustee be liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(12) The permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee.

(13) The Trustee shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers or the Guarantors, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or the Guarantees. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuers of the Securities or the proceeds thereof.

SECTION 605. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of any Issuer or any Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with any Issuer or any Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with any Issuer or any Guarantor, as the case may be.

SECTION 607. Compensation and Reimbursement.

The Issuers and the Guarantors agree

(1) to pay to the Trustee from time to time such compensation as may be agreed in writing by any Issuer and/or any Guarantor and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel) all as may be agreed between the Trustee and the Issuers and the Guarantors, except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3) to indemnify the Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim, liability or damage in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, liability, damage, claim or expense may be attributable to its negligence or bad faith.

As security for the performance of the obligations of the Issuers and the Guarantors under this Section 607, the Trustee shall have a lien prior to the Outstanding Securities of any series upon all property and funds held or collected by the Trustee as such, except property or funds held in trust for the benefits of the Holders of any such Outstanding Securities. “Trustee” for purposes hereof includes any predecessor trustee, but the negligence or bad faith of any trustee shall not affect the rights of any other trustee hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or Section 501(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the resignation or removal of the Trustee and the termination of this Indenture.

SECTION 608. Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

SECTION 609. Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, and has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in the borough of Manhattan, New York City, New York. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuer of the relevant series of Securities and the Guarantors. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Issuers, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to such Issuer and the Guarantors. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the delivery of such Act of the Holders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the securities of such series.

If at any time:

(1) the Trustee shall fail to comply with Section 608 after written request therefor by any Issuer or any Guarantor or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by any Issuer or any Guarantor or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) any Issuer by a Board Resolution may remove the Trustee with respect to all its Securities, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Issuer of such Securities, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuer of such Securities and the Guarantors and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by such Issuer. If no successor Trustee with respect to the Securities of any series shall have been so appointed by such Issuer or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Issuer of the relevant series of Securities shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuers, to the Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuers, the Guarantors or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer of such Securities, the Guarantors, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer of the relevant series of Securities, the Guarantors or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Issuer of the relevant series of Securities and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against Issuers or Guarantors.

If and when the Trustee shall be or become a creditor of any Issuer or any Guarantor (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against any such Issuer or any such Guarantor (or any such other obligor).

SECTION 614. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer of the relevant series of Securities and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer of the relevant series of Securities. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer of the relevant series of Securities. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer of the relevant series of Securities and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer of the relevant series of Securities agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
As Trustee

By
As Authenticating Agent

By
Authorized Officer

If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Issuer of such Securities wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by such Issuer in writing (which writing need not comply with Section 102 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by such Issuer with respect of such series of Securities.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE, ISSUERS AND GUARANTORS

SECTION 701. Issuers and the Guarantors to Furnish Trustee Names and Addresses of Holders.

Each Issuer and the Guarantors will furnish or cause to be furnished to the Trustee

(1) semi-annually, not later than 15 days after each Regular Record Date in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series to the best knowledge of the Issuer of such Securities and the Guarantors as of such Regular Record Date, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of the relevant series of Securities or any Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided that no such list need be furnished at an time when the Trustee is acting as Security Registrar.

SECTION 702. Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Issuer of such Securities, the Guarantors and the Trustee that neither such Issuer, the Guarantors nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703. Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be dated as of May 15 and transmitted no later than July 15 in each calendar year.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission, with each Issuer and with each Guarantor. Each Issuer will promptly notify the Trustee in writing or by facsimile when any Securities are listed on any stock exchange.

SECTION 704. Reports by Issuers and Guarantors.

The Issuers and the Guarantors shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Delivery of such information, documents, or reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including any Issuer’s or any Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Issuers or Guarantors May Consolidate, Etc., Only on Certain Terms.

Neither Issuer nor any Guarantor shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and neither Issuer nor any Guarantor shall permit any Person to consolidate with or merge into such Issuer or any Guarantor or convey, transfer or lease its properties and assets substantially as an entirety to such Issuer or any Guarantor, unless:

(1)(i) in case Rio Tinto Finance (USA) Limited shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which Rio Tinto Finance (USA) Limited is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of Rio Tinto Finance (USA) Limited substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing, under the laws of Australia, any State thereof, the United States, any State thereof, or the District of Columbia; (ii) in case Rio Tinto Finance (USA) plc shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which Rio Tinto Finance (USA) is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of Rio Tinto Finance (USA) plc substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing, under the laws of England, any political division thereof, the United States, any State thereof, or the District of Columbia and (iii) in case any Guarantor shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which such Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of such Guarantor substantially as an entirety shall be a corporation, partnership or trust, duly organized and validly existing under the laws of the applicable jurisdiction and such Person in case (i), (ii) or (iii) above shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including all additional amounts, if any, payable pursuant to Section 1004 and subsection (3) below) on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Issuer of such Securities to be performed or observed and, in the case of a Guarantor, the due and punctual performance of the Guarantees and the performance of every covenant of this Indenture on the part of such Guarantor to be performed or observed;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Issuer of the relevant series of Securities or any Guarantor as a result of such transaction as having been incurred by such Issuer or such Guarantor at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3) the Person formed by such consolidation or into which a Guarantor is merged or to whom a Guarantor has conveyed, transferred or leased its properties or assets (if such Person is organized and validly existing under the laws of a jurisdiction other than the United States, any State thereof, or the District of Columbia, the United Kingdom, any country thereof or Australia or any State thereof) agrees to indemnify the Holder of each Security against (a) any tax, assessment or governmental charge imposed on any such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such consolidation, merger, conveyance, transfer or lease; and (b) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease;

(4) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Issuer of the relevant series of Securities or any Guarantor would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, such Issuer, applicable Guarantor or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

(5) the Issuer of the relevant series of Securities or applicable Guarantor, as the case may be, has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802. Successor Substituted.

Upon any consolidation of any Issuer or any Guarantor with, or merger of any Issuer or any Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of such Issuer or any Guarantor substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which any Issuer or such Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Issuer of the relevant series of Securities or a Guarantor herein, as the case may be, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

SECTION 803. Assumption by a Guarantor or Subsidiary of an Issuer’s Obligations.

Any Guarantor or any Subsidiary of a Guarantor may assume the obligations of any Issuer (or any Person which shall have previously assumed the obligations of such Issuer) for the due and punctual payment of the principal of (and premium, if any), interest on and any other payments with respect to the Securities and the performance of every covenant of this Indenture and the Securities on the part of such Issuer to be performed or observed, provided that:

(1) such Guarantor or Subsidiary, as the case may be, shall expressly assume such obligations by an indenture supplemental hereto, in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee and if such Subsidiary assumes such obligations, the Guarantors shall, by such supplemental indenture, confirm that their Guarantees shall apply to such Subsidiary’s obligations under the Securities and this Indenture, as modified by such supplemental indenture;

(2) such Guarantor or Subsidiary, as the case may be, shall agree in such supplemental indenture, to the extent provided in the Securities and subject to the limitations and exceptions set forth below, that if any deduction or withholding for any present or future taxes, assessments or other governmental charges of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which such Guarantor or such Subsidiary is incorporated shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by such Guarantor or Subsidiary, as the case may be, to a Holder, who, with respect to any such taxes, assessments or other governmental charges, is not resident in such jurisdiction, such Guarantor or Subsidiary, as the case may be, will pay to the Holder of a Security such additional amounts of interest as may be necessary in order that the net amounts paid to the Holder of such Security, after such deduction or withholding, shall not be less than the amounts specified in such Security to which such Holder is entitled; provided, however, that such Guarantor or Subsidiary, as the case may be, shall not be required to make any payment of additional amounts (i) if the Holder is a United States Person, for or on account of any such tax, assessment or other governmental charge imposed by the United States or any political subdivision or taxing authority thereof or therein, (ii) for or on account of:

(a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of, premium, if any, or any interest on, the Securities;

(d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of Securities with a request of such Subsidiary or any Guarantor addressed to the Holder (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(e) in the case of a payment made by Rio Tinto plc under the Guarantees or a payment by Rio Tinto Finance (USA) plc, any tax, assessment or other governmental charge imposed as a result of the Security being presented for payment in the United Kingdom unless presentment could not have been made elsewhere;

(f) any withholding or deduction imposed on a payment to an individual which is required to be made pursuant to any law implementing European Council Directive 2003/48/EC on the taxation of savings income or any other Directive implementing the conclusions of ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

(g) any withholding or deduction required to be made with respect to a Security presented for payment by or on behalf of a Holder of such Security who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a member state of the European Union; or

(h) any withholding or deduction required to be paid on the interest (as defined in Section 128A(IAB) of the Income Tax Assessment Act of 1936 of Australia (the “Australian Tax Act”) and which, among other things, includes amounts in the nature of, or in substitution for, interest) payable on the debt security because the Holder of a Security is an “associate” of Rio Tinto Finance (USA) Limited (as that term is defined in section 128F(9) of the Australian Tax Act);

(i) any withholding or deduction for which a determination is made by the Australian Commissioner of Taxation that the withholding or deduction is payable because the Holder has participated in a scheme to avoid withholding tax provided that neither any Issuer nor any Guarantor participated in or was a party to such scheme; or

(j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) or (i);

nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of such jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of the Security;

(3) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(4) such Guarantor or Subsidiary, as the case may be, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such assumption and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon any such assumption, such Guarantor or Subsidiary shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer of the relevant series of Securities under this Indenture with the same effect as if such Guarantor or Subsidiary had been named as such Issuer herein, and the applicable Person named as such “Issuer” in the first paragraph of this instrument or any successor Person which shall theretofore have become such in the manner prescribed in this Article shall be released from its liability as obligor upon the Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, any Issuer or any Guarantor, each when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to any Issuer or any Guarantor and the assumption by any such successor of the covenants of such Issuer or any Guarantor herein and in the Securities or Guarantees; or

(2) to add to the covenants of the Issuer of the relevant series of Securities for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon any Issuer or any Guarantor; or

(3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

(5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

(6) to secure the Securities; or

(7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

(9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (9) shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

SECTION 902. Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Issuer of the relevant series of Securities, the Guarantors and the Trustee, such Issuer or any Guarantor, each when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of any Issuer or any Guarantor to pay additional amounts pursuant to Section 1004 (except as contemplated by Section 801(1) and permitted by Section 901(1) or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3) change any obligation of any Issuer or any Guarantor to maintain an office or agency in the places and for the purposes specified in Section 1002, or

(4) modify any of the provisions of this Section, Section 513 or Section 1009, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1009, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(8), or

(5) modify or affect in any manner adverse to the interests of the Holders of any Securities the terms and conditions of the obligations of any Guarantor in respect of the due and punctual payment of the principal thereof (and, premium, if any) and interest, if any, thereon or any sinking fund payments provided in respect thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, in addition to the documents required by Section 102, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer of the relevant series of Securities and the Guarantors shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and such Issuer and the Guarantors, to any such supplemental indenture may be prepared and executed by such Issuer, the Guarantees of the Guarantors may be endorsed thereon and such securities may be authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest.

Each Issuer covenants and agrees for the benefit of the Holders of each series of Securities issued by it that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

SECTION 1002. Maintenance of Office or Agency.

Each Issuer will maintain in each Place of Payment for any series of Securities issued by it an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon such Issuer in respect of the Securities of that series and this Indenture may be served.

The Issuer of the relevant series of Securities and the Guarantors will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time any Issuer or any Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and such Issuer and the Guarantors each hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Each Issuer may also from time to time designate one or more other offices or agencies where the Securities of one or more series issued by it may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve such Issuer of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Issuer of the relevant series of Securities will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Money for Securities Payments to Be Held in Trust.

If any Issuer or any Guarantor shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever an Issuer shall have one or more Paying Agents for any series of Securities issued by it, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) such Issuer will promptly notify the Trustee of its action or failure so to act.

Each Issuer will cause each Paying Agent for any series of Securities issued by it other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Issuer of such Securities (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

Each Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by such Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by any Issuer or any Guarantor, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer of such Security on Company Request, or (if then held by such Issuer or a Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to such Issuer and the Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of such Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of such Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to such Issuer.

SECTION 1004. Additional Amounts.

If the Securities of a series provide for the payment of additional amounts, all payments of, or in respect of, principal of and any premium and interest on such Securities, and all payments pursuant to any Guarantee on such Securities shall be made without any deduction or withholding for, or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Issuer of such Securities or (as the case may be) any Guarantor is incorporated unless such taxes, duties, assessments or other governmental charges are required by such jurisdiction (or any such subdivision or taxing authority thereof or therein) to be withheld or deducted. In that event, such Issuer or such Guarantor, as applicable, will pay to the Holder of a Security such additional amounts as may be necessary in order that the net amounts paid to the Holder of such Security who, with respect to any such tax, assessment, or other governmental charge, is not resident in such jurisdiction, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such Holder is entitled; provided however, that such Issuer or such Guarantor shall not be required to make any payment of additional amounts (i) if the Holder is a United States Person for or on account of any such tax, assessment or other governmental charge imposed by the United States or any political subdivisions or taxing authority thereof or therein, (ii) for or on account of:

(a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c) any tax, assessment, or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of, premium, if any, or interest on, the Securities;

(d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Security with a request of the Issuer of such Security or the applicable Guarantor addressed to the Holder (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(e) in the case of a payment made by Rio Tinto plc under the Guarantees or a payment by Rio Tinto Finance (USA) plc, any tax, assessment or other governmental charge imposed as a result of the Security being presented for payment in the United Kingdom unless presentment could not have been made elsewhere;

(f) any withholding or deduction imposed on a payment to an individual which is required to be made pursuant to any law implementing European Council Directive 2003/48/EC on the taxation of savings income or any other Directive implementing the conclusions of ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

(g) any withholding or deduction required to be made with respect to a Security presented for payment by or on behalf of a Holder of such Security who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a member state of the European Union; or

(h) any withholding or deduction required to be paid on the interest (as defined in Section 128A(IAB) of the Income Tax Assessment Act of 1936 of Australia (the “Australian Tax

Act”) and which, among other things, includes amounts in the nature of, or in substitution for, interest) payable on the debt security because the Holder of a Security is an “associate” of Rio Tinto Finance (USA) Limited (as that term is defined in section 128F(9) of the Australian Tax Act);

(i) any withholding or deduction for which a determination is made by the Australian Commissioner of Taxation that the withholding or deduction is payable because the Holder has participated in a scheme to avoid withholding tax provided that neither the Issuer of the relevant series of Securities nor any Guarantor participated in or was a party to such scheme; or

(j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) or (i);

nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any or any interest on any Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of the Security.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

If the Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate, the Issuer of such Securities will furnish the Trustee and such Issuer’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officer’s Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Issuer of such Securities or the Guarantor, as the case may be, will pay to the Trustee or such Paying Agent or Paying Agents the additional amounts required by this Section. Each Issuer and the Guarantors covenant to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section.

SECTION 1005. Statement by Officers as to Default.

The Issuers and the Guarantors each will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer of the relevant series of Securities or applicable Guarantor ending after the date hereof, an Officer’s Certificate, stating whether or not to the best knowledge of the signers thereof such Issuer or such Guarantor, as the case may be, is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer of such Securities or applicable Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 1006. Existence.

Subject to Article Eight, each Issuer and each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 1007. Limitations on Liens.

So long as any of the Securities of a particular series of debt securities are Outstanding, the Guarantors shall not, and the Guarantors shall not permit the Issuer of such series to, create or permit to subsist any Encumbrance upon any of their respective Property (whether owned as of the date of this Indenture or thereafter acquired) to secure any present or future indebtedness for borrowed money without making, or causing the Issuer of such Securities to make, effective provision whereby all the Securities shall be directly secured equally and ratably with such indebtedness for borrowed money, so long as such indebtedness for borrowed money shall be so secured; provided, however, that the above shall not apply to:

(1) any Encumbrance existing as of the date of issuance of that series of debt securities;

(2) any Encumbrance arising by operation of law and not as a result of any act or omission on the part of such Issuer or any Guarantor;

(3) judgment Encumbrances not giving rise to an Event of Default;

(4) any Encumbrance created on any Property (or documents of title thereto) acquired after the date of issuance of that series of debt securities for the sole purpose of financing or refinancing or securing the cost of that acquisition so long as the principal moneys thereby secured do not exceed the cost of that acquisition;

(5) any Encumbrances over any Property (or documents of title thereto) which is acquired by any Guarantor or such Issuer subject to such Encumbrance;

(6) any Encumbrance over assets and/or (where such assets comprise substantially the whole of the assets of the owner thereof) shares or stock in the owner of such assets securing Project Finance Borrowing to finance the costs of developing, or acquiring and developing, such assets;

(7) any Encumbrance over any Property (including any improvements on or to an existing Property) developed, constructed or improved after the date of issuance of that series of debt securities by any Guarantor or such Issuer to secure the payment of all or any part of the cost of development or construction of or improvement on or to such Property or to secure indebtedness incurred by any Guarantor or such Issuer for the purpose of financing all or any part of the cost of development or construction thereof or of improvements thereon or thereto so long as the principal moneys thereby secured do not exceed the higher of cost or fair market value of that development, construction or improvement;

(8) any Encumbrance arising solely by operation of law over any credit balance or cash held in any account with a financial institution;

(9) any Encumbrance arising in transactions entered into or established for the benefit of any Guarantor and/or such Issuer in connection with: the operation of cash management programs, other payment netting arrangements, derivatives transactions (including swaps, caps, collars, options, futures transactions, forward rate agreements and foreign exchange transactions and any other similar transaction (including any option with respect to any of the foregoing) and any combination of any of the foregoing), other normal banking transactions or in the ordinary course of letter of credit transactions;

(10) any Encumbrance securing indebtedness of any Guarantor or such Issuer for borrowed money incurred in connection with the financing of accounts receivable;

(11) any Encumbrance arising in the ordinary course of dealings in base and precious metals, other minerals, petroleum or any other materials whatsoever;

(12) any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (a) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (b) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security, and (c) any easements, right-of-way, restrictions and other similar charges;

(13) any Encumbrance securing the whole or any part of the interest of any Guarantor or such Issuer in any Joint Venture, including the revenues and assets derived by any Guarantor or such Issuer from such Joint Venture or employed by any Guarantor or such Issuer in such Joint Venture, which is in favor of its co-venturers and/or the manager or operator (including any person for the time being fulfilling any of the functions of a manager or operator) as security for the due payment of amounts payable under or in respect of such Joint Venture;

(14) any Encumbrance upon specific items of inventory or other goods and proceeds of such inventory or other goods of any Guarantor or such Issuer securing any Guarantor’s or such Issuer’s obligations in respect of bankers’ acceptances, issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(15) any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

(16) any Encumbrance on any Property of any Guarantor or such Issuer in favor of the Federal Government of the United States or the government of any State thereof, or the government of Australia, the United Kingdom, or the government of any member nation of the European Union, or any instrumentality of any of them, securing the obligations of any Guarantor or such Issuer pursuant to any contract or payments owed to such entity pursuant to applicable laws rules, regulations or statutes;

(17) any Encumbrance securing taxes or assessments or other applicable governmental charges or levies;

(18) any Encumbrance securing industrial revenue, development or similar bonds issued by or for the benefit of any Guarantor or such Issuer, provided that such industrial revenue, development or similar bonds are non-recourse to any Guarantor or such Issuer;

(19) the sale or other transfer of (a) any minerals in place, or for the future production of, for a period of time until, or in any amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals, or (b) any other interest in property of the character commonly referred to as a “production payment”;

(20) Encumbrances in favor of any Guarantor or any Subsidiary of any Guarantor;

(21) any Encumbrance securing indebtedness for which any Guarantor or such Issuer has paid money or deposited securities with a trustee or depositary in an amount designed to pay or discharge in full any liability in respect of such indebtedness; and

(22) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Encumbrance referred to in clauses (1) to (21), inclusive, for amounts not exceeding the principal amount of the borrowed money secured by the Encumbrance so extended, renewed or replaced, provided that such extension, renewal or replacement Encumbrance is limited to all or a part of the same Property (or documents of title thereto) that secured the Encumbrance extended, renewed or replaced (plus improvements on such Property).

Notwithstanding the foregoing, any Guarantor and any Issuer may create or permit to subsist Encumbrances over any of their respective Property so long as the aggregate amount of indebtedness for borrowed money secured by all Encumbrances (excluding therefrom the amount of the indebtedness secured by Encumbrances set forth in clauses (1) through (21), inclusive, above) does not exceed 10% of the Consolidated Net Worth plus Minorities of the Guarantors. Nothing herein shall restrict the ability of any Subsidiaries of any Guarantor (other than the Issuer of the relevant series of Securities) to create or permit to subsist Encumbrances over any of their respective Property.

For purposes of this Section 1007, the following shall not be deemed to be Encumbrances securing indebtedness and, accordingly, nothing contained in this section shall prevent, restrict or apply to (i) any acquisition by any Guarantor or any Issuer of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in gold, copper, iron ore, bauxite, uranium, coal or any other metal or minerals in place or the proceeds thereof; (ii) any conveyance or assignment under the terms of which any Guarantor or any Issuer conveys or assigns to any Person or Persons an interest in gold, copper, iron ore, bauxite, uranium, coal or any other metals or minerals in place or the proceeds thereof; or (iii) any Encumbrance upon any property or assets owned or leased by any Guarantor or any Issuer or in which any Guarantor or any Issuer owns an interest to secure to the Person or Persons paying the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the metals or mineral resources of the said property (or property with which it is unitized) the payment to such Person or Persons of the proportionate part of such development or operating expense of applicable Guarantor’s or by the Issuer of the relevant series of Securities.

SECTION 1008. Limitation on Sales and Leasebacks.

So long as any of the Securities of a particular series of debt securities are Outstanding, the Guarantors shall not, and shall not permit the Issuer of such series to, enter into any arrangement with any bank, insurance company or other lender or investor (not including any Guarantor or any Subsidiary), or to which any such lender or investor is a party, providing for the leasing by any Guarantor or such Issuer for a period including renewals, in excess of three years of any Property which has been owned by any Guarantor or such Issuer for more than 270 days and which has been or is to be sold or transferred by any Guarantor or such Issuer to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Property (herein referred to as a “sale and leaseback transaction”) unless:

(1) a Guarantor or such Issuer could create indebtedness secured by an Encumbrance pursuant to Section 1007 on the Property to be leased back in an amount equal to the indebtedness attributable to such sale and leaseback transaction without equally and ratably securing the Securities; or

(2) a Guarantor or such Issuer, within one year after the sale or transfer shall have been made by a Guarantor or such Issuer, applies an amount equal to the greater of (i) the net proceeds of the sale of the Property sold and leased back pursuant to such arrangement and (ii) the fair market value of the Property so sold and leased back at the time of entering into such arrangement (as determined by any two Directors of such Guarantor) to (A) the retirement of indebtedness for money borrowed, incurred or assumed by such Guarantor or such Issuer which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of incurring, assuming or guaranteeing such indebtedness or (B) investment in any Property of such Guarantor or such Issuer.

Nothing herein shall restrict the ability of any Subsidiaries of any Guarantor (other than the Issuers) to enter into sale and leaseback transactions.

SECTION 1009. Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 301 for Securities of such series, the Issuer of such Securities and the Guarantors may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 301(19), 901(2) or 901(7) for the benefit of the Holders of such series or in any of Sections 1004, 1007 or 1008 if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of such Issuer and the Guarantors and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect. The Issuers shall give the Trustee written notice of any waiver of any covenant and in any event not later than five (5) Business Days after such waiver has occurred. In the absence of such notice, the Trustee shall assume that all covenants apply and are in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article.

SECTION 1102. Election to Redeem; Notice to Trustee.

The election of an Issuer to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption at the election of an Issuer, the Issuer of the relevant series of Securities shall, at least 60 days prior to the Redemption Date fixed by such Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Issuer of such Securities shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

SECTION 1103. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the Issuer of the relevant series of Securities in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104. Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall identify the Securities to be redeemed (indicating CUSIP Number, if any) and shall state:

(1) the Redemption Date,

(2) the Redemption Price plus accrued interest, if any,

(3) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

(4) that on the Redemption Date the Redemption Price, plus accrued interest, if any, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5) the place or places where each such Security is to be surrendered for payment of the Redemption Price, plus accrued interest, if any, and

(6) that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of an Issuer shall be given by the Issuer of such Securities or, at such Issuer’s request, by the Trustee in the name and at the expense of such Issuer and shall be irrevocable.

SECTION 1105. Deposit of Redemption Price.

Prior to 10:00 a.m., New York City time, on any Redemption Date, the Issuer of the relevant series of Securities shall deposit with the Trustee or with a Paying Agent (or, if such Issuer or any Guarantor is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer of such Securities shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer of such Security at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1107. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer of such Security or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to such Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and such Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 1108. Optional Redemption Due to Changes in Tax Treatment.

Each series of Securities may be redeemed at the option of the Issuer of such series or any Guarantor (or any Subsidiary of any Guarantor which has assumed such Issuer’s obligations pursuant to Section 803 of this Indenture) in whole but not in part at any time (except in the case of Securities that have a variable rate of interest, which may be redeemed on any Interest Payment Date) at a redemption price equal to the principal amount thereof plus accrued interest to the date fixed for redemption (except in the case of Outstanding Original Issue Discount Securities which may be redeemed at the Redemption Price specified by the terms of such series of Securities) if, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the jurisdiction (or of any political subdivision or taxing authority thereof or therein) in which the Issuer of such Securities or any Guarantor (or, in the case of any Subsidiary of any Guarantor which has assumed such Issuer’s obligations pursuant to Section 803 of this Indenture, such Subsidiary) is incorporated or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after the date specified for such series pursuant to Section 301(7) (or in the case of an assumption of an Issuer’s obligations by any Subsidiary pursuant to Section 803, becomes effective after the date of such assumption), (i) such Issuer or the relevant Guarantor (or such Subsidiary) is or would be required to pay additional amounts with respect to the Securities or the Guarantees, as the case may be, as described in Section 205 or Section 301(20) (or the supplemental indenture described in Section 803 of this Indenture) or (ii) the relevant Guarantor or any Subsidiary of any Guarantor is or would be required to deduct or withhold tax on any payment to such Issuer (or such Subsidiary) to enable such Issuer (or such Subsidiary) to make any payment of principal, premium, if any, or interest and, in each case, the payment of such additional amounts in the case of (i) above or such deductions or withholding in the case of (ii) above cannot be avoided by the use of any reasonable measures available to such Issuer, any Guarantor or the Subsidiary. Prior to the giving of notice of redemption of such Securities pursuant to this Indenture, the Issuer of such Securities or the relevant Guarantor (or such Subsidiary) will deliver to the Trustee an Officer’s Certificate, stating that such Issuer or the relevant Guarantor (or such Subsidiary) is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of such Issuer or the relevant Guarantor (or such Subsidiary) to redeem such Securities pursuant to this Section has been satisfied.

Further, if pursuant to Section 801(3) of this Indenture, a Person has been or would be required to pay any additional amounts as therein provided, each series of Securities may be redeemed at the option of such Person in whole, but not in part, at any time (except in the case of Securities that have a variable rate of interest, which may be redeemed on any Interest Payment Date), at a redemption price equal to the principal amount thereof plus accrued interest to the date fixed for redemption (except in the case of Outstanding Original Issue Discount Securities which may be redeemed at the Redemption Price specified by the terms of such series of Securities). Prior to the giving of notice of redemption of such Securities pursuant to this Indenture, such Person will deliver to the Trustee an Officer’s Certificate, stating that such Person is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of such Person to redeem such Securities pursuant to this Section has been satisfied.

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201. Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 301 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

SECTION 1202. Satisfaction of Sinking Fund Payments with Securities.

The Issuer of the relevant series of Securities (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Issuer of such Securities pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1203. Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any Securities, the Issuer of such Securities will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 50 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer of such Securities in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE THIRTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301. Option of Issuers or Guarantors to Effect Defeasance or Covenant Defeasance.

Any Issuer or any Guarantor may elect, at its option at any time, to have Section 1302 or Section 1303 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 301 as being defeasible pursuant to such Section 1302 or 1303, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities.

SECTION 1302. Defeasance and Discharge.

Upon the exercise by an Issuer or any Guarantor of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, the Issuer of such Securities and the Guarantors shall be deemed to have been discharged from all their respective obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that such Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all their other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuer of such Securities and the Guarantors, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the obligations of such Issuer and the Guarantors with respect to such Securities under Sections 304, 305, 306, 1002 and 1003 and with respect to the payment of additional amounts, if any, on such Securities as contemplated by Section 1004, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, any Issuer or any Guarantor may exercise its option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 1303 applied to such Securities.

SECTION 1303. Covenant Defeasance.

Upon exercise by any Issuer or any Guarantor of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (1) the Issuer of such Securities and the Guarantors shall be released from their obligations under Section 801(3), Sections 1006 through 1008 inclusive, and any covenants provided pursuant to Section 301(19), 901(2) or 901(7) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Sections 501(4) (with respect to any of Section 801(3), Sections 1006 through 1008 inclusive, and any such covenants provided pursuant to Section 301(19), 901(2) or 901(7)), 501(7) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Issuer of such Securities and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1304. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1302 or Section 1303 to any Securities or any series of Securities, as the case may be:

(1) The Issuer of such Securities or any Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, (i) the principal of and any premium and interest on such Securities on the respective Stated Maturities and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable, in accordance with the terms of this Indenture and such Securities. As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) or trust company as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(2) In the event of an election to have Section 1302 apply to any Securities or any series of Securities, as the case may be, the Issuer of such Securities or a Guarantor shall have delivered to the Trustee an Opinion of Counsel stating that (A) such Issuer or a Guarantor has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for U.S. Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit. Defeasance and discharge were not to occur.

(3) In the event of an election to have Section 1303 apply to any Securities or any series of Securities, as the case may be, the Issuer of such Securities or a Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4) The Issuer of the relevant series of Securities or any Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, Defeasance and discharge, or such deposit and Covenant Defeasance, as the case may be, will not cause the Holders of such Securities to recognize income, gain or loss for Australian or United Kingdom tax purposes and to the effect that all payments out of the trust fund will be made free and exempt from any and all withholding or other income taxes of whatever nature of Australia or the United Kingdom or any political subdivision or taxing authority thereof or therein.

(5) The Issuer of the relevant series of Securities or a Guarantor shall have delivered to the Trustee an Officer’s Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(6) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(5) and (6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(7) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(8) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer of the relevant series of Securities or any Guarantor is a party or by which it is bound.

(9) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(10) The Issuer of the relevant series of Securities or a Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

(11) Notwithstanding any other provisions of this Section, such Defeasance or covenant Defeasance shall be effected in compliance with any additional or substitute terms, conditions, or limitations in connection therewith pursuant to Section 301.

SECTION 1305. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1306, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1304 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including any Issuer or any Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Issuer of the relevant series of Securities or any Guarantor shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer of the relevant series of Securities or any Guarantor from time to time upon Company

Request any money or U.S. Government Obligations held by it as provided in Section 1304 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

SECTION 1306. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Issuer of such Securities and the Guarantors have been discharged or released pursuant to Section 1302 or 1303 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 with respect to such Securities in accordance with this Article; provided, however, that if such Issuer or any Guarantor makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, such Issuer and the Guarantors shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

This instrument may be executed in any number of counterparts, each of which so executed shall be” deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

Rio Tinto Finance (USA) Limited as Issuer
		By	/s/ Alexander Chmel
Attest:		Name: Alexander Chmel
By	/s/ Matthew Whyte	Title: Legal Counsel, under Power of Attorney
Name: Matthew Whyte
Title: Assistant Secretary
Rio Tinto Finance (USA) plc as Issuer
		By	/s/ Alexander Chmel
Attest:		Name: Alexander Chmel
By	/s/ Matthew Whyte	Title: Legal Counsel, under Power of Attorney
Name: Matthew Whyte
Title: Assistant Secretary
Rio Tinto plc as Guarantor
		By	/s/ Ben Mathews
Attest:		Name: Ben Mathews
By	/s/ Matthew Whyte	Title: Company Secretary
Name: Matthew Whyte
Title: Assistant Secretary
Rio Tinto Limited as Guarantor
		By	/s/ Ben Mathews
Attest:		Name: Ben Mathews
By	/s/ Matthew Whyte	Title: Assistant Secretary
Name: Matthew Whyte
Title: Assistant Secretary
The Bank of New York Mellon as Trustee
		By	/s/ Orla Forrester
Attest:		Name: Orla Forrester
By	/s/ Erika Walker	Title: Vice President
Name: Erika Walker
Title: Vice-President